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                                                                   EXHIBIT 11.1
                       U.S. LONG DISTANCE CORP. AND SUBSIDIARIES

                           COMPUTATION OF EARNINGS PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                      (UNAUDITED)

                                                                         THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                              MARCH 31,              MARCH 31,
                                                                         ------------------      ----------------
                                                                          1997        1996        1997      1996
                                                                          ----        ----        ----      ----
Primary
   Earnings:

      Net income (loss) from continuing operations . . . . . . . . .     $ 1,445    $(1,078)    $ 2,598    $(1,924)
      Net income from discontinued operations. . . . . . . . . . . .           0      5,022           0      8,970
                                                                         -------    -------     -------    -------

      Net income applicable to common stock. . . . . . . . . . . . .     $ 1,445    $ 3,944     $ 2,598    $ 7,046
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

   Shares:
      Weighted average number of shares of common stock
         outstanding . . . . . . . . . . . . . . . . . . . . . . . .      15,285     14,447      15,175     14,272
      Weighted average common share equivalents applicable
         to stock options and warrants . . . . . . . . . . . . . . .       1,138        742       1,111        749
                                                                         -------    -------     -------    -------
      Weighted average shares used for computation . . . . . . . . .      16,423     15,189      16,286     15,021
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

   Primary earnings per common share:
      Net income (loss) from continuing operations . . . . . . . . .     $  0.09    $ (0.07)    $  0.16    $ (0.13)
      Net income from discontinued operations. . . . . . . . . . . .        0.00       0.33        0.00       0.60
                                                                         -------    -------     -------    -------
      Net income applicable to common stock. . . . . . . . . . . . .     $  0.09    $  0.26     $  0.16    $  0.47
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

Fully Diluted (a)
   Earnings:
      Net income (loss) from continuing operations . . . . . . . . .     $ 1,445    $(1,078)    $ 2,598    $(1,924)
      Net income from discontinued operations. . . . . . . . . . . .           0      5,022           0      8,970
                                                                         -------    -------     -------    -------
      Net income applicable to common stock. . . . . . . . . . . . .     $ 1,445    $ 3,944     $ 2,598    $ 7,046
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

   Shares:
      Weighted average number of shares of common stock
         outstanding . . . . . . . . . . . . . . . . . . . . . . . .      15,285     14,447      15,175     14,272
      Weighted average common share equivalents applicable
         to stock options and warrants . . . . . . . . . . . . . . .       1,257        893       1,171      1,018
                                                                         -------    -------     -------    -------
      Weighted average shares used for computation . . . . . . . . .      16,542     15,340      16,346     15,290
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

   Fully diluted earnings per common share:
      Net income (loss) from continuing operations . . . . . . . . .     $  0.09    $ (0.07)    $  0.16    $ (0.13)
      Net income from discontinued operations. . . . . . . . . . . .        0.00       0.33        0.00       0.59
                                                                         -------    -------     -------    -------
      Net income applicable to common stock. . . . . . . . . . . . .     $  0.09    $  0.26     $  0.16    $  0.46
                                                                         -------    -------     -------    -------
                                                                         -------    -------     -------    -------

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.